Exhibit 5.1

July 8, 2026

The Board of Directors

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, NJ 07002

Re:	BCB Bancorp, Inc. – Form S-3 Registration Statement – 2026 Amended and Restated Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special counsel to BCB Bancorp, Inc., a New Jersey corporation (the “Company”), in connection with the preparation of the Post Effective Amendment No. 1 to the Registration Statement on Form S-3D filed on July 8, 2026 by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”). The Registration Statement relates to the registration under the Act of 1,000,000 shares (the “Shares”) of common stock, no par value, of the Company (“Common Stock”) to be issued pursuant to the terms of the Company’s BCB Bancorp, Inc. 2026 Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, including:

1.	the Registration Statement;

2.	the Company’s Certificate of Incorporation, as amended;

3.	the Company’s Bylaws, as amended;

4.	the Plan;

Arnold & Porter Kaye Scholer LLP 250 West 55th Street | New York, NY 10019-9710 | www.arnoldporter.com

July 8, 2026

5.	a copy of the certificate issued by the Secretary of State of New Jersey, dated as of July 7, 2026, as to the good standing in the State of New Jersey of the Company (the “Good Standing Certificate”);

6.	one or more certificates provided to us by one or more officers of the Company (the “Officers’ Certificates”);and

7.	resolutions adopted by the board of directors of the Company.

The items referred to in paragraphs 1 through 7 above are referred to herein collectively as the “Documents”. In addition to the Documents, we have examined such other documents, corporate records and questions of law as we deem necessary for the purposes of this opinion letter. As to matters of fact, we have relied solely upon our review of the Documents. Further, in making the foregoing examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the New Jersey Business Corporation Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

July 8, 2026

The opinions set forth above are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP